Exhibit 10.12

INDUSTRIAL LEASE

THIS LEASE, made and entered into in Oak Brook, Illinois as of this 30th day of June, 2011 by and between POWER GREAT LAKES, INC., an Illinois corporation (“Tenant”), and CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”);

W I T N E S S E T H:

1. Basic Terms. This Section 1 contains the basic terms of the Lease between Landlord and Tenant. All other provisions of this Lease are to be read in accordance with the provisions herein contained.

A.	Commencement Date	July 1, 2011

B.	Termination Date	July 31, 2013

C.	Monthly Rent	$45,742.90

D.	Security Deposit	$45,742.90

E.	Use	Manufacturing and warehousing

F.	Tenant’s Mailing Address:	655 Wheat Lane Wood Dale, Illinois 60191

G.	Landlord’s Mailing Address:	1808 Swift Drive Oak Brook, Illinois 60523 Attention: Chief Operating Officer

2. Lease of Premises and Term. Landlord hereby leases to Tenant, and Tenant hereby accepts the premises consisting of the building (“Premises”), located on the land commonly known as 801 AEC Drive, Wood Dale, Illinois and legally described on Exhibit A attached hereto and made a part hereof (“Project”), commencing on the Commencement Date and terminating on the Termination Date (“Term”). The Premises are leased to Tenant subject to, and Tenant shall at all times during the Term comply with, all covenants, conditions, agreements, easements, encumbrances and restrictions and all laws, ordinances, rules and regulations now and hereafter affecting the Project.

3. Rent. Tenant agrees to pay to Landlord, monthly in advance, without offset or deduction, the amount of the Monthly Rent set forth in Section 1 commencing on August 1, 2011 (Tenant pays no Monthly Rent for the period of July 1, 2011 through July 31, 2011) and continuing on the first (1st) day of each month thereafter for the balance of the Term of this Lease. In addition thereto, Tenant shall pay all such other amounts as are herein described as “Additional Rent” in the manner and at the time specified in this Lease. Unless specifically identified herein there shall be no other Additional Rent in this gross Lease, including any payments for Taxes or insurance maintained by Landlord. The term “Rent” when used in this Lease shall include all Monthly Rent and Additional Rent. All Rent payable hereunder shall be payable to Landlord at 2023 Paysphere Circle, Chicago, Illinois 60674, or as Landlord may otherwise designate in writing.

4. Late Charges. If any payment of Rent is not received by Landlord within five (5) days of the date when due, Tenant shall immediately pay to Landlord a late charge equal to three percent (3%) of the unpaid amount (“Late Charge”). In the event that any overdue payment of Rent is not paid within one (1) month of the due date thereof, an additional Late Charge equal to three percent (3%) of the unpaid amount may be charged by Landlord for each additional month, or fraction thereof, during which any such payment remains past due. The foregoing Late Charges shall apply to each required payment of Rent, or any portion thereof, which is past due. Landlord and Tenant agree that the Late Charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for, its loss suffered by such non-payment by Tenant.

5. Utilities. Tenant shall pay, directly to the appropriate supplier, all costs of all natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Project. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of such service is changed or is no longer available or suitable for Tenant’s requirements.

6. Condition of Premises. Tenant’s taking possession of the Premises shall be deemed to be Tenant’s acceptance of the Premises in the order and condition as then exists, except for Landlord’s Work (as herein defined) and as otherwise specifically provided to the contrary in this Lease. Tenant acknowledges that Landlord, its agents, attorneys, representatives and employees have not and do not make any representations or warranties, express or implied, to Tenant regarding the Premises or the Project. Except as expressly contained in this Lease, no promise of Landlord to alter, remodel, decorate, clean or improve the Premises has been made by Landlord to Tenant. Landlord agrees to perform the following work at the Premises (“Landlord’s Work”); (i) stripe the parking lot for 230 cars per the site plan dated June 3, 2011 and attached hereto as Exhibit B; (ii) add fire pump per Village of Wood Dale requirements and (ii) all HVAC, heating, plumbing, electrical and door/dock systems will be in proper working order as of the Commencement Date, provided, however, Landlord shall not be responsible, to put the HVAC units for the second floor office space in proper working order unless and until Tenant gives Landlord thirty (30) days prior written notice of its intention to occupy the second floor office space. In addition, Landlord shall replace the existing warehouse lighting fixtures with T-5 warehouse lighting fixtures on a one-for-one basis and the cost for said replacement fixtures and the work to replace said fixtures (“Lighting Work Costs”) shall be split equally between Landlord and Tenant, with Tenant paying their required share of the Lighting Work Costs within five (5) business days after written request from Landlord; provided, however, in no event shall Tenant’s share of the Lighting Work Costs exceed $35,000.00. In addition, in the event that Landlord receives any rebates in connection with the T-5 replacement lighting work cost described in this Section 6 (“Rebate”), Landlord shall pay to Tenant, fifty percent (50%) of any such Rebate received by Landlord within five (5) business days after receipt of said Rebate by Landlord. In the event that Tenant desires any additional lighting work done at the Premises at Tenant’s sole cost and expense, Tenant shall notify Landlord of the same, and Landlord, upon receipt of the necessary funds to pay for said additional lighting work, shall perform said lighting work, at Tenant’s sole cost and expense. Tenant may paint and carpet the offices at the Premises (“Tenant’s Work”), at Tenant’s sole cost and expense, provided that Tenant receives Landlord’s prior written approval of Tenant’s Work prior to commencing any of Tenant’s Work, which approval shall not be unreasonably withheld. Tenant shall be responsible for all costs of Tenant’s Work.

7. Care and Maintenance. After the Commencement Date and subject to Landlord’s Work, Tenant agrees, at Tenant’s sole cost and expense, to take good care of the Premises and keep same and all parts thereof, together with any and all alterations and additions thereto, in good order, condition and repair, suffering no waste or injury. Tenant shall, at its sole cost and expense, promptly make all necessary repairs and replacements in and to the Premises and any portion thereof, except for Landlord’s obligations as stated herein. Tenant shall keep and maintain the Premises in a good, safe, secure and clean condition. Tenant shall not permit anything to be done upon the Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part, or prevent the procurement of any insurance policies which may, at any time, be required under the provisions of this Lease. Tenant at its own cost and expense also shall promptly comply with any and all governmental requirement to or affecting the Premises or any part thereof required due to Tenant’s use and occupancy of the Premises. Landlord shall not be required to furnish any services or facilities whatsoever to the Premises and Tenant hereby assumes full and sole responsibility for condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, except in the event Landlord, in its reasonable discretion, determines that any component of the Premises (other than roof, exterior walls, foundation, dock levelers, HVAC servicing the office portions of the Premises, fire pump, structural portions of the Building and the parking lot, which Landlord shall replace at its sole cost and expense), including without limitation, the other HVAC systems, requires replacement and, if such replacement constitutes a capital expenditure under generally accepted accounting principals, then Landlord shall replace said capital item, and the cost thereof shall be amortized at 10% over the useful life (as determined by generally accepted accounting principles) and Tenant shall pay to Landlord monthly, as additional Rent, the monthly amortized cost for each month during the Term (including any renewal term) commencing on the date of replacement and ending on the Termination Date (as may be extended by any renewal or extension of the Lease). Landlord shall be responsible for and perform all common area maintenance at the Project, such as parking lot maintenance and landscaping and fire alarm monitoring, at its sole cost and expense, provided, however, Tenant shall perform all snow and ice removal at the Project, at Tenant’s sole cost and expense. Tenant shall enter into a maintenance contract, in form and substance and with a firm reasonably satisfactory to Landlord, for the semi-annual maintenance of the HVAC system serving the Premises.

8. Alterations. Tenant shall not make any alteration, addition or improvement to the Premises or any portion thereof (collectively “Alterations”) without in each instance, the prior written consent of Landlord which consent shall not be unreasonably withheld. Landlord acknowledges that Tenant has advised that it will need to make some Alterations regarding venting systems for their operations that will requite reasonable roof penetrations and Landlord’s consent to such Alterations shall not be unreasonably withheld. All Alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, or at Landlord’s option, any or all of the Alterations must be removed by Tenant and the Premises must be restored to its original condition. Landlord agrees that upon request from Tenant at the time Tenant seeks consent from Landlord of an Alteration, Landlord shall elect whether or not the Alterations must be removed by Tenant and the Premises restored to its original condition. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises and shall not permit the Premises to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of sufferance of Tenant.

9. Access Premises. Tenant shall permit Landlord, its agents and designees to have free access to the Premises upon reasonable notice to Tenant, except in the event of an emergency in which event no notice shall be required. Landlord or Landlord’s agents shall have the right to enter upon the Premises, to inspect the same and to make such decorations, repairs, alterations, improvements or additions to the Premises as Landlord may deem necessary or desirable, without unreasonably interfering with Tenant’s business operations at the Premises.

10. Insurance. Landlord shall be responsible for maintaining building casualty insurance for the Project. Tenant shall carry insurance during the entire Term hereof insuring Tenant, and insuring Landlord as an additional named insured. All insurance shall be in amounts, with terms, coverages and companies reasonably satisfactory to Landlord. All property insurance proceeds shall be paid to Landlord. All policies shall provide that they may not be terminated or modified without thirty (30) days advance written notice to Landlord. Tenant shall furnish to Landlord, at least fifteen (15) days prior to the expiration of each such policy, certificates of insurance for any such insurance and evidence of Tenant’s payment of charges therefor or Landlord may, at its option, procure or pay the charges for any such policy or policies and the total cost and expense (including attorneys’ fees) thereof shall be immediately paid by Tenant to Landlord as Additional Rent upon receipt of a bill therefor.

11. Subrogation. Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord for any loss or damage property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.

12. Casualty. In the event that the Premises are made untenantable by fire or other casualty and Landlord shall decide not to restore or repair same, then Landlord shall have the right to terminate this Lease by notice to Tenant given within thirty (30) days after the date of such fire or other casualty and the Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty. In the event the Premises are made untenantable by fire or other casualty and Landlord shall decide to rebuild and restore the same, this Lease shall not terminate and Landlord shall repair and restore the Premises and Rent shall abate on an equitable basis during the period of reconstruction and repair. If Tenant cannot occupy the Premises for a period reasonably determined to exceed ninety (90)days, Tenant, at its option, exercisable upon written notice to Landlord within thirty (30) days after the date of such casualty, shall have the right to terminate this Lease. All property insurance proceeds shall be paid to Landlord.

13. Condemnation. If a portion of the Premises shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation and as a result thereof the Premises cannot be used for the same purpose and with the same utility as before such taking or conveyance, the Tenant’s right to possession under this Lease shall end upon the date of the taking of possession by the condemning authority, without apportionment of the award. Tenant hereby assigns to Landlord, Tenant’s interest in such award, if any. In the event only a part of the Premises shall be taken and as a result thereof the balance of the Premises can be used for the same purpose, this Lease shall not terminate, but shall be prorated to the extent of the condemnation, and Landlord, at its sole cost and expense up to the amount of any condemnation award, shall, to the extent practical, promptly repair and restore the Premises. Any award paid as a consequence of a taking or sale in lieu thereof shall be paid to Landlord and any sums not disbursed by Landlord in connection with the repair or restoration of the Premises shall be retained by Landlord. In the event of a taking of land only, this Lease shall not terminate and Landlord shall not be obligated to repair or restore the Premises.

14. Tenant’s Indemnity and Waiver. Tenant will protect, indemnify and save Landlord, its partners, shareholders, employees, officers, directors, agents, and their respective successors and assigns harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorney’s fees and expenses) imposed upon, incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or the Project or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from an act or omission of Tenant or anyone claiming by through or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease or any other agreements affecting the Premises; (c) Tenant’s use, occupation, condition or operation of the Premises or any part thereof; or (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof by or on behalf of Tenant. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant’s sole expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended.

Except for claims arising in whole or in part from the negligence or willful misconduct of Landlord, Tenant waives all claims it may have against Landlord and Landlord’s agents for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Premises becoming out of repair, or resulting from any accident on or about the Premises or the Project or resulting directly or indirectly from any act or neglect of any person, excluding Landlord.

This Section 14 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors or noise, or caused by bursting or leaking pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or of any other person, excluding Landlord’s negligence or willful misconduct, and whether such damage be caused or result from anything or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof, except for Landlord’s negligence or willful misconduct.

15. Assignment/Subletting. Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld: (i) assign, transfer or convey this Lease or any interest under it; (ii) allow any transfer of, or any lien upon, Tenant’s interest in this Lease by operation of law; (iii) sublet the Premises in whole or in part; or (iv) allow the use or occupancy of any portion of the Premises by anyone other than Tenant or Tenant’s employees.

16. Subordination. Landlord may execute and deliver a mortgage (“Mortgage”) against the Premises or any interest therein. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to the lien of any Mortgage now or hereafter encumbering any portion of the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver such instruments subordinating this Lease to the lien of any such Mortgage as may be requested in writing by Landlord from time to time.

17. Certain Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

A. To install and maintain a sign or signs on the Premises;

B. To retain at all times pass keys to the Premises;

C. To exhibit the Premises and display “For Rent” signs on the Premises;

D. To establish and enforce such rules and regulations as Landlord deems reasonably necessary for the operation of the Premises, without however, unreasonably altering or hampering Tenant’s Use or quiet enjoyment of the Premises;

E. To enter upon the Premises and exercise any or all rights herein reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant and without abatement of rent and without affecting any of Tenant’s obligations hereunder.

F. To sell, assign or transfer this Lease.

18. Holding Over. If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time and otherwise, then Tenant shall pay to Landlord Rent, at double of the rate payable for the month immediately preceding said holding over (including increases for Additional Rent which Landlord may reasonably estimate), computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession. In addition thereto, solely in the event such retention of possession of the Premises or any part thereof exceeds thirty (30) days after the termination of the Term, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant’s retention of possession.

19. Landlord’s Remedies.

A. Each of the following shall constitute a breach of this Lease by Tenant: (i) Tenant fails to pay any installment or other payment of Rent or any other charges required to be paid when due, and such failure continues for five (5) days after written notice from Landlord (provided, however, no notice shall be required for any third or subsequent default in any twelve month period); (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease to be observed or performed by Tenant and fails to cure such default within thirty (30) days after written notice thereof to Tenant; (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process; (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, or any petition is filed or other action taken to reorganize or modify Tenant’s capital structure or upon the dissolution of Tenant; (v) Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors; a receiver is appointed for Tenant or Tenant’s property, or (vi) Tenant abandons the Premises.

B. In the event of any breach of this Lease by Tenant, Landlord may, at its option and without notice or demand to Tenant and in addition to all other rights and remedies provided in this Lease or at law or in equity, terminate this Lease or Tenant’s right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, all Rent for the balance of the Term.

C. Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in any action enforcing the observance and performance by Tenant of all covenants, conditions and provisions of this Lease to be observed and performed by Tenant, in which Landlord is the prevailing party. Landlord shall pay upon demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Tenant in any action enforcing the observance and performance by Landlord of all covenants, conditions and provisions of this Lease to be observed and performed by Landlord, in which Tenant is the prevailing party. All references in this Lease to attorneys’ fees shall be deemed to include all legal assistants’ and paralegals’ fees and shall include all fees incurred through all post-judgment and appellate levels and in connection with bankruptcy proceedings.

20. Surrender of Possession. Upon the expiration or other termination of the Term, Tenant shall (i) quit and surrender the Premises to Landlord broom clean and in good order and condition, ordinary wear excepted; (ii) surrender all keys to the Premises to Landlord; (iii) remove all of Tenant’s property except as otherwise specifically provided herein; and (iv) restore the Premises to the condition existing as of the Commencement Date.

21. Covenant Against Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises and any liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the

Premises or the land on which the is Premises are located with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, immediately to cause it to be released.

22. Security Deposit. Tenant agrees to deposit with Landlord, upon the execution of this Lease, the Security Deposit as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. If a default occurs under this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any sum then due hereunder or which Landlord may expend or be required to expend by reason of Tenant’s breach including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after re-entry by Landlord. If any of the Security Deposit shall be so used, applied or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, within five (5) days of written demand therefor by Landlord, pay to Landlord such additional sums as may be necessary to restore the Security Deposit to the original amount set forth in the first Section of this Lease. If this Lease is terminated or expired and Tenant is not in default under this Lease at such time, the Security Deposit, or the balance thereof, shall be returned to Tenant after all of the following: (a) the time fixed as the expiration of the Term of this Lease; (b) the vacation of the Premises by Tenant; (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and (d) final determination of all amounts payable by Tenant hereunder and payment of same. Except as otherwise required by law, Tenant shall not be entitled to any interest on the aforesaid Security Deposit. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease.

23. Miscellaneous.

A. The words “Landlord” and “Tenant” wherever used in the Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. The term “Tenant” shall include Tenant’s agents, employees, contractors, officers, invitees, successors and others using the Premises with the express or implied permission of Tenant.

B. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of Landlord; provided, however, this provision shall not be construed to permit any assignment or subletting by Tenant.

C. Landlord’s title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber such title.

D. The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease.

E. If any term, covenant or condition of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

F. Landlord has no obligation pursuant to this Lease except as expressly provided for herein. The references to “Landlord” in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Premises. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the “Landlord” named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder.

G. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than herein set forth, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

H. The Premises shall be used for the Use only, and for no other purpose. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement, regulation or restrictive covenant applicable thereto or in any manner which would violate any certificate of occupancy affecting the same or which would render the insurance thereon void or the insurance risk more hazardous, or which would cause structural injury to the improvements or cause the value or usefulness of the Premises or any part thereof to diminish or which would constitute a public or private nuisance or waste, and Tenant agrees that it will, promptly upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

I. This Lease does not grant any rights to light or air over or about the real property of Landlord. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, to the improvements and air rights above the Premises and air rights located outside the demising walls of the improvements and to such areas within such improvements required for installation of utility lines and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant.

J. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

K. Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup or other environmental remedial work, which may arise in connection with the existence of Hazardous Materials on the Premises during the term hereof. The term “Hazardous Materials,” when used herein, shall include, but shall not be limited to, any substances, materials or wastes that are regulated by any local governmental authority, the state where the Premises is located, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. subsections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901, et seq. or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant shall not be responsible for any environmental conditions at the Premises that were existing at the time of execution of this Lease, including, without limitation, any possible mold or bacteria issue resulting from prior water damage in the office portion of the Premises.

Tenant does hereby indemnify, defend and hold harmless Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials by Tenant that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Tenant’s obligations and liabilities under this paragraph shall survive the expiration or termination of this Lease.

L. Within ten (10) days after a request by Landlord, Tenant agrees to provide Landlord with annual audited financial statements and/or an estoppel certificate in form reasonably acceptable to Landlord.

M. Notwithstanding anything to the contrary herein contained, there shall be no personal liability asserted or enforceable against Landlord or on any persons, firms or entities constituting Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall look solely to the interest of Landlord, its successors and assigns in the Premises for the satisfaction of each and every remedy of Tenant in the event of any default by Landlord hereunder. Such exculpation of personal liability is absolute and without any exception whatsoever.

N. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably have, hold and enjoy the Premises for the Term.

O. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing. Any notices or demands required hereunder shall be deemed to have been duly and sufficiently given if a copy thereof has been personally served, forwarded by expedited messenger or recognized overnight courier service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to such party at the address set forth in Section 1 of this Lease. Copies of all notices to Landlord shall be delivered to Mark S. Richmond, Esq., Richmond Breslin LLP, 233 South Wacker Drive, Suite 5775, Chicago, Illinois 60606.

P. Landlord agrees that upon written request from Tenant, Landlord will execute and deliver to Tenant a Landlord Agreement in the form attached hereto as Exhibit C and made a part hereof, provided Tenant and Tenant’s lender also execute and deliver said form.

[Signatures on Next Page]

IN WITNESS WHEREOF, this Instrument has been duly executed by the parties hereto, as of the day and year first above written.

LANDLORD:	CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust

	By:	/s/ Michael M. Mullen
		Name:	Michael M. Mullen
		Title:	Chief Executive Officer

	By:	/s/ Michael Tortorici
		Name:	Michael Tortorici
		Title:	Vice President, Treasurer

TENANT:	POWER GREAT LAKES, INC., an Illinois corporation

	By:	/s/ Kenneth Winemaster
		Name:	Kenneth Winemaster
		Title:	Senior Vice President

EXHIBIT “A”

Legal Description of Project

LOT 1 IN FORST CREEK UNIT 1, BEING A SUBDIVISION OF PART OF THE NORTHEAST 1/4 OF SECTION 9, TOWNSHIP 40 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED AUGUST 3, 1982 AS DOCUMENT R82-33889, IN DUPAGE COUNTY, ILLINOIS.

A-1

EXHIBIT “B”

Depiction of Parking Striping

[See Enclosed]

801 AEC DRIVE WOOD DALE, IL 60191

TYP
BAY
WOOD DALE ROAD
AEC DRIVE
MITTEL DRIVE

CenterPointProperties

PGL
Fraser Great Lakes, Inc.

parking information

standard spaces	223 spaces
accessible spaces	7 spaces
total spaces	230 spaces

0 50 100
scale: 1" = 100'-0"

PREPARED BY:

designhaus inc
architecture

project #: 11.078 06.03.11

B-1

EXHIBIT “C”

Form of Landlord’s Agreement

LANDLORD’S AGREEMENT

This Landlord’s Agreement, executed and delivered as of the      day of                     , 2011, by CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust, with an address at 1808 Swift Drive, Oak Brook, Illinois 60523, attn: Chief Operating Officer (“Landlord”), and Harris N.A., as agent for certain lenders (together with its successors and assigns, the “Agent”), with an address at 111 West Monroe Street, Chicago, Illinois 60603.

W I T N E S S E T H

WHEREAS, Agent certain lenders, Power Solutions International, Inc., a Nevada corporation (“Parent”) and certain subsidiaries of Parent, including Power Great Lakes, Inc., an Illinois corporation (“Tenant”; Parent and such subsidiaries of Parent (including Tenant) are collectively “Borrowers” and each a “Borrower”), are entering into, and may from time to time hereafter enter into, various agreements, instruments and documents, including without limitation that certain Loan and Security Agreement dated as of April 29, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (collectively, the “Financing Agreements”), providing for the making by Agent and other lenders of loans and other financial accommodations to or for the benefit of Borrowers;

WHEREAS, to secure payment and performance of all of Borrowers’ obligations and liabilities to Agent and the lenders under the Financing Agreements (“Borrowers’ Liabilities”), Agent has required that Borrower grant to Agent a security interest in substantially all of Borrowers’ assets now or hereafter located at or attributable to the premises commonly known as 801 AEC Drive, Wood Dale, Illinois and legally described on Exhibit A hereto (the “Premises”), other than fixtures integral to the operation of the Premises (i.e., heating, ventilation, air conditioning and plumbing fixtures) (all of such assets to be referred to herein as the “Collateral”);

WHEREAS, the Premises are owned by Landlord and have been leased to Tenant pursuant to the Industrial Lease dated                     , 2011 between Landlord and Tenant, a copy of which is attached hereto as Exhibit B (the “Lease”);

WHEREAS, Borrowers may require loans and other financial accommodations from the lenders pursuant to the Financing Agreements, and as a condition precedent to making such loans and/or other financial accommodations, Agent has required that Borrowers obtain the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord hereby covenants and agrees as follows:

1. For so long as Agent has a lien or security interest in any of the Collateral, Landlord waives all rights which Landlord now or hereafter may have, under the laws of the State of Illinois or by virtue of the Lease, or any renewals, extensions, amendments, modifications, substitutions or replacements thereof (a “New Lease”), to claim or assert any lien, right, claim or title to any of the Collateral which now or hereafter may be located on the Premises, including without limitation the right of levy or distrain for rent.

2. Landlord agrees that the Collateral (i) is and shall remain personal property notwithstanding the manner or mode of the attachment of any item of Collateral to the Premises, and (ii) is not and shall not become or be deemed to be fixtures.

3. Landlord recognizes and acknowledges that the security interest of Agent in the Collateral pursuant to the Financing Agreements is superior to any lien, right, claim or title of any nature which Landlord now or hereafter may have or assert in the Collateral by statute, common law, the Lease, any New Lease, any other agreement or otherwise.

4. In the event of default by Borrowers in the payment or performance of any of Borrowers’ Liabilities, Landlord agrees that Agent may upon one business day’s prior written notice to Landlord enter the Premises during normal business hours for a period of up to seventy-five (75) days after notice to Landlord for the purpose of repossessing, removing, selling, or otherwise dealing with the Collateral or any part thereof in accordance with the terms and conditions of the Financing Agreements, without objection, delay, hindrance or interference by Landlord, subject to the terms of this Agreement, and in such case Landlord will make no claim or demand whatsoever against the Collateral. In the event Agent elects to access the Premises pursuant to Agent’s rights in this Section 4, Agent shall pay to Landlord (to the extent not previously paid by Tenant) all non-default Rent (as defined in the Lease or New Lease) for the period that Agent is on the Premises (but excluding any past-due rent or other fees due for periods prior to Agent’s notification to Landlord).

5. If Agent has not then entered the Premises and Landlord intends to terminate the Lease or new Lease or Tenant’s right to possession under the Lease or New Lease due to a default by Tenant, Landlord will first provide the Agent with written notice of such default and, prior to the termination of the Lease or the Tenant’s right to possession due to any default thereunder, it shall permit the Agent the same opportunity to cure or cause to be cured such default as is granted the Tenant under the lease; provided, however, that (i) Agent shall have at least ten (10) days following receipt of said notice to cure or cause to be cured such default, and (ii) for the avoidance of doubt, Agent shall have no obligation to cure or cause to be cured any such default under the Lease. In the event that Landlord terminates the Lease or New Lease or the Tenant’s right to possession based on an uncured default under the Lease or New Lease, the Landlord will give the Agent the option to enter upon and occupy the Premises for a period of up to seventy-five (75) days following receipt by the Agent of written notice from the Landlord (“Termination Notice”) that the Landlord has terminated the Lease or New Lease or that the Tenant’s right to possession has terminated without termination of the Lease or New Lease. If the Lease or New Lease expires by its own terms, the Landlord will permit the Agent to enter upon and occupy the Premises for a period of seventy-five (75) days following the Agent’s receipt of written notice from the Landlord (“Expiration Notice”). The Agent, if it elects to exercise such rights, shall exercise such rights by giving notice to the Landlord of its desire to enter upon and occupy the Premises pursuant to this Section 5 within thirty (30) days after the Agent’s receipt of the Termination Notice or the Expiration Notice, as applicable. At the expiration of such seventy-five (75) days, Agent’s rights under this Section 5 to occupy the Premises shall terminate. If the Agent shall elect to enter upon and occupy the Premises pursuant to this Section 5, the Agent shall pay to Landlord (to the extent not previously paid by Tenant) all non-default Rent (as defined in the Lease or New Lease) for the period that Agent is on the Premises (but excluding any past-due rent or other fees due for periods prior to Agent’s notification to Landlord).

6. Any entry by Agent into the Premises pursuant to this Agreement or the Financing Agreements shall be at the sole risk and expense of Agent and Tenant. Tenant hereby authorizes Landlord to grant or facilitate access to the Premises to Agent as provided in this Agreement. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims associated with such access.

7. Agent may, without affecting the validity of this Agreement, extend, amend or in any way modify the terms of payment or performance of any of Borrowers’ Liabilities, without the consent of Landlord and without giving notice thereof to Landlord.

8. In the event that Agent exercises its right of entry onto the Premises hereunder for purposes of exercising its rights and remedies with respect to the Collateral, Agent shall provide Landlord with evidence of the liability insurance of Agent, on which Landlord shall be named as additional insured, and, to the extent not covered by Agent’s insurance, Agent shall indemnify and hold harmless Landlord and its officers, agents and employees (singularly, an “Indemnified Party” and collectively the “Indemnified Parties”) from and against any actual liabilities of Landlord to third parties, and costs and expenses (including reasonable attorneys’ fees) actually incurred by Landlord in connection therewith, that result directly from the actions of Agent (or its agents) during the occupancy of the Premises by Agent (or its agents) during the occupancy of the Premises by Agent (or its agents), including, without limitation, claims, demands, causes of actions or liabilities (a) for personal injury or property damage, and/or (b) relating to any alleged right, title or interest in the Collateral.

A. Agent agrees that in the event a claim is asserted against an Indemnified Party with respect to which Agent has agreed to indemnify the Indemnified Parties pursuant to this Section 8, the Indemnified Party may retain one counsel of its choice to defend it against such claim and Agent shall reimburse such indemnified party for all costs and reasonable attorneys’ fees in connection therewith.

B. Agent further agrees that Agent will promptly repair any damage to the Premises resulting from the removal of the Collateral by the Agent or its agents (but shall not be liable for diminution in value of the Premises caused by the absence of Collateral actually removed or any by any necessity of replacing the Collateral) and, in the event

Agent does not do so following a reasonable demand by the Landlord, Agent shall reimburse the Landlord for reasonable costs and expenses incurred in repairing such damage promptly following demand by Landlord for such amounts.

9. The agreements contained herein shall continue in force until all Borrowers’ Liabilities are paid and satisfied in full and all financing arrangements between Agent and Borrowers have been terminated.

10. The agreements contained herein may not be modified or terminated orally, and shall be binding upon the successors, assigns and personal representatives of Landlord, upon any successor owner or transferee of the Premises, and upon any purchasers (including any mortgagee) from Landlord.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date set forth above.

LANDLORD:

CENTERPOINT PROPERTIES TRUST

By
Name
Its

AGENT:

HARRIS N.A.

By
Name
Its

TENANT:

POWER GREAT LAKES, INC.

By
Name
Its

C-5